UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2007
CONIHASSET CAPITAL
PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-52011 (Commission File Number)	20-4414490 (I.R.S. Employer Identification No.)
Two International Place, 16th Floor
Boston, MA 02110
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (617) 235-7215
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 19, 2007, Conihasset Capital Partners, Inc. (the “Company”), MRO Integrated Solutions LLC, the Company’s wholly-owned subsidiary (the “Purchaser” or “Subsidiary”) and Metron Technology, Inc. (the “Seller”), a Delaware corporation that supports OEMs (original equipment manufacturers), semiconductor manufacturers and suppliers, entered into an asset purchase agreement (the “Asset Purchase Agreement”) whereby the Purchaser would purchase of all of the assets of the Seller’s North American Cleanroom Consumable Products division (“NACCP”).

On July 23, 2007 (the “Closing Date”), the Purchaser completed the purchase from the Seller of all of the NACCP assets. In consideration for such purchase, the Purchaser agreed, pursuant to arm’s length negotiations, to pay and deliver on the Closing Date a purchase price of $1.1 million in cash and the assumption of certain liabilities allocable to the NACCP assets.

The Asset Purchase Agreement also contains representations, warranties, covenants and indemnities. The full text of the Asset Purchase Agreement is attached as Exhibit 2.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company re-appointed Richard D. Bailey to serve as the President and Chief Executive Officer of the Company and Thomas Melina as President of the Subsidiary pursuant to each officer’s acceptance of the offer and terms of his employment with the Company (each an “Employment Agreement”).

Under his Employment Agreement, Mr. Bailey’s annual base compensation is $198,875 and his targeted bonus potential is 100% of annual base compensation. In conjunction with the signing of his Employment Agreement and in recognition for his exemplary service to the Company since its inception, Mr. Bailey was granted 40,000 shares of the Company's common stock. A copy of the Mr. Bailey’s Employment Agreement is attached as Exhibit 10.1.

Under the Employment Agreement, Mr. Melina’s annual base compensation is $185,000 and his targeted bonus potential is 75% of annual base compensation. Mr. Melina is president and co-founder of the Subsidiary. Prior to founding the Subsidiary, Mr. Melina was president and owner of CSF Technology LLC, a product and service provider to semiconductor fabricators, from 1982 to 2001. In 2001, Praxair, Inc., which provides the global semiconductor industry with process consumables, consumables' on-site services, and spare-parts logistics services, purchased CSF in an all cash transaction, and Mr. Melina remained with Praxair until 2004. In early 2005, Mr. Melina formed the Subsidiary to provide similar services and products to multiple markets. Mr. Melina received his Bachelor of Arts from the University of Cincinnati and has been a contributing member of SEMATECH and other technology associations. A copy of the Mr. Melina’s Employment Agreement is attached as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

(a)-(b) Financial Statements of the Business Acquired; Pro forma Financial Information.

After further consideration during the preparation of the financial statements for the second quarter, the Company determined that pro forma financial information and financial statements of the NACCP asset purchase are not required to be filed.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

2.1	Asset Purchase Agreement dated as of June 13, 2007 by and among Conihasset Capital Partners, Inc., MRO Integrated Solutions LLC, and Metron Technology, Inc.*

10.1	Employment Agreement between Conihasset Capital Partners, Inc. and Richard D. Bailey*

10.2	Employment Agreement between Conihasset Capital Partners, Inc. and Thomas Melina*

* Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2007	CONIHASSET CAPITAL PARTNERS, INC.

	By:	/s/ Richard D. Bailey
Richard D. Bailey
President and Chief Executive Officer